UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TICC Capital Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously Paid:
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	(4)	Date filed:

July 12, 2016

VOTE TICC’s WHITE CARD TODAY TO PROTECT THE VALUE OF YOUR INVESTMENT

Dear Fellow Stockholder:

TICC Capital Corp. (“TICC” or the “Company”) urges you to vote on TICC’s WHITE proxy card to help protect the value of your investment. The TICC Board and management team have committed to maintain TICC’s current distribution policy and have made a number of changes to enhance performance, revise the Company’s strategy and further align our fee structure with best-in-class practices in the BDC industry.

You may have already received a gold proxy card from TPG Specialty Lending, Inc (“TSLX”) – we strongly encourage you to disregard the gold card and vote the WHITE card.

It is important to remember that TSLX has publicly criticized TICC’s distribution policy. In order to avoid the potential for disruption in our operations and distribution policy, we urge you to vote FOR election of our nominee, Tonia Pankopf, and AGAINST the termination of the Investment Advisory Agreement on the WHITE proxy card.

If you have already returned a gold proxy card, it is not too late to change your vote. Simply vote the enclosed WHITE proxy card today. Electronic voting is available. Please follow the instructions on your WHITE proxy card or you may return it in the postage-paid envelope that is provided. Only your latest dated proxy card will be counted.

TICC HAS DELIVERED STRONG PERFORMANCE

TICC’s Total Shareholder Returns have outperformed the S&P 500 and the average of its peer externally-managed BDCs – consisting of externally-managed BDCs with more than $100MM in market capitalization and pre-2009 IPOs, and externally-managed BDCs with $250-750MM market capitalization –since the beginning of 2009. We are, and always have been, focused on rewarding our stockholders. Enable TICC’s Board and Management to continue to provide shareholders with attractive total returns by voting the WHITE card today!

TSLX is asking TICC stockholders to vote to terminate the existing Investment Advisory Agreement. If TSLX is successful in their campaign, TICC could be left with NO investment advisor, NO management team and NO operational infrastructure, which we believe, could result in significant loss of value and income to the Company and a reduction in the Company's quarterly distributions.

In comparison, your Board and Management Team work to create value for stockholders. The bottom line is:

•	TICC continues to take significant steps with the goal of maintaining its current level of quarterly distributions; while
•	TSLX wants to take actions that might reduce TICC's quarterly distributions.

We’d also like to highlight the fact that Tonia Pankopf, who TSLX is trying to replace on our board, has played an instrumental role in TICC’s oversight and governance.

YOUR VOTE IS VERY IMPORTANT TO US. NO MATTER HOW MANY SHARES YOU OWN

PLEASE VOTE THE WHITE CARD TODAY!

If you have any questions or need assistance in voting your shares, please call our proxy advisor Alliance Advisors toll free at 855-601-2247

Thank you for your support.

Sincerely,

Steve Novak

Chairman of the Board of Directors, TICC Capital Corp.

TICC Capital Corp.             8 Sound Shore Drive – Suite 255             Greenwich, CT 06830

About TICC Capital Corp.
TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligations.

Additional Information and Where to Find It
TICC has filed a definitive proxy statement on Schedule 14A and a WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for TICC’s 2016 annual stockholder meeting (the “Annual Meeting”).  The Company has distributed the definitive proxy statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. TICC STOCKHOLDERS ARE URGED TO READ THE COMPANY’S PROXY MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD BECAUSE THESE MATERIALS CONTAIN IMPORTANT INFORMATION ABOUT TICC AND THE ANNUAL MEETING. These documents, including any proxy statement (and amendments and supplements thereto) and other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov), at TICC’s investor relations website (http://ir.ticc.com), or by writing to TICC at 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830 (telephone number 203-983-5275).

Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the Annual Meeting. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the proxy statement on Schedule 14A filed with the SEC on July 12, 2016 (the “Schedule 14A”). To the extent holdings of such participants in TICC securities have changed since the amounts described in the Schedule 14A, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

TICC Contacts

Media:
Brandy Bergman/Robert Rendine/Emily Deissler

Sard Verbinnen & Co

212-687-8080

Stockholders:

Alliance Advisors, LLC

855-601-2247